EXECUTION VERSION DATED __________________, 2024 EACH "SELLER" LISTED IN SCHEDULE 1 as Sellers LATAM AIRLINES GROUP S.A. as Buyer AIRCRAFT ASSET SALE AND PURCHASE AGREEMENT relating to the sale of one (1) Boeing 777-300ER Aircraft with Manufacturer's Serial Number 38886 one (1) Boeing 777-300ER Aircraft with Manufacturer's Serial Number 38888 and one (1) Boeing 777-300ER Aircraft with Manufacturer's Serial Number 38889 21 June

- Signature Page – Aircraft Asset Sale and Purchase Agreement MSNs 38886, 38888, 38889 LATAM AIRLINES GROUP S.A. as Buyer By: Name: Title: LATAM AIRLINES GROUP S.A. as Buyer By: Name: Title: DocuSign Envelope ID: C1B446FD-5D20-43EC-992B-1D505EF1793F Andrés Del Valle Authorised Signatory Authorised Signatory Sebastián Acuto